                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             PITTWAY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

Pittway Corporation Logo
200 South Wacker Drive
Chicago, Illinois 60606-5802

------------------------------------------

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON MAY 8, 1997
------------------------------------------

TO THE STOCKHOLDERS:

The annual meeting of stockholders of Pittway Corporation will be held on Thursday, May 8, 1997 at 9:30 A.M., local time, at the Seven Continents Skybird Meeting Center, Rotunda Building, O'Hare International Airport, Chicago, Illinois, for the following purposes:

1.  To elect directors for the ensuing year.

2. To transact such other business as may properly be brought before the meeting.

The annual meeting may be postponed or adjourned from time to time without any notice other than announcement at the meeting, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

The Board of Directors has fixed the close of business on March 27, 1997 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company's principal executive offices, 200 South Wacker Drive, Suite 700, Chicago, Illinois 60606-5802 during the ten days preceding the meeting.

Stockholders are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and promptly return it in the accompanying envelope.

BECAUSE TWO CLASSES OF STOCK OF THE COMPANY ARE OUTSTANDING, A SEPARATE FORM OF PROXY HAS BEEN PREPARED WITH RESPECT TO EACH CLASS OF STOCK. STOCKHOLDERS WHO OWN OF RECORD SHARES OF ONLY ONE CLASS ARE BEING FURNISHED ONLY WITH THE PROXY RELATING TO THAT CLASS. STOCKHOLDERS WHO OWN OF RECORD SHARES OF BOTH CLASSES ARE BEING FURNISHED WITH BOTH PROXIES (IN SEPARATE MAILINGS, EACH OF WHICH ALSO INCLUDES A COPY OF THIS NOTICE AND THE PROXY STATEMENT). STOCKHOLDERS WHO RECEIVE BOTH PROXIES MUST COMPLETE, SIGN AND RETURN BOTH PROXIES IN ORDER FOR THE SHARES OF BOTH CLASSES TO BE VOTED BY PROXY.

                                     By Order of the Board of Directors

                                     JAMES F. VONDRAK
                                     Secretary

Chicago, Illinois
April 4, 1997

PITTWAY CORPORATION LOGO

------------------------------------------

PROXY STATEMENT
------------------------------------------

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Pittway Corporation (herein called the "Company") of proxies for use at the annual meeting of stockholders to be held on Thursday, May 8, 1997 and at any postponement or adjournment thereof. All shares of Common Stock and Class A Stock entitled to vote at the annual meeting which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the instructions given in such proxies or, if no contrary instructions are given therein, will be voted in the election of directors as described under "Election of Directors" and as to any other matters that may properly be presented to the meeting will be voted as described under "Other Matters." Any stockholder who has given a proxy with respect to any matter may revoke it at any time prior to the closing of the polls as to that matter at the annual meeting by delivering a notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

Proxy statements and proxies are being mailed to stockholders on or about April 4, 1997. The mailing address of the principal executive offices of the Company is 200 South Wacker Drive, Suite 700, Chicago, Illinois 60606-5802.

The Company, a Delaware corporation, was formerly named Standard Shares, Inc. The Company changed its name to Pittway Corporation in connection with the December 28, 1989 merger (the "Merger") into the Company of Pittway Corporation, a Pennsylvania corporation ("Pennsylvania Pittway") 50.1% of which was owned by the Company.

The Company had outstanding on March 27, 1997, the record date for the annual meeting, 3,938,832 shares of Common Stock and 17,042,444 shares of Class A Stock. Both classes of stock are traded on the New York Stock Exchange.

Pursuant to the Company's Restated Certificate of Incorporation, as amended, prior to the Change of Control Date (as defined therein) generally the holders of Class A Stock voting as a class are entitled to elect such number of directors, but not less than two, as equal 25% of the total number of directors constituting the full Board of Directors and the holders of Common Stock voting as a class are entitled to elect the remaining directors, and with respect to all other matters voted upon by the stockholders of the Company, the holders of Common Stock are entitled to one vote per share of Common Stock and the holders of Class A Stock are entitled to one-tenth of one vote per share of Class A Stock.

Subject to certain exceptions, the "Change of Control Date" is defined as the first date on which the shares of Harris Group Stock (as defined below) are entitled to cast fewer than 2,244,165 votes (counting the Class A Stock as entitled to cast one-tenth of one vote per share for this purpose). "Harris Group Stock" means, at any point in time, shares of Common Stock and Class A Stock which, at such time, any member of the "Harris Group" (as defined below), either alone or in combination with any other member or members of the Harris Group, directly or indirectly beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as such Rule was in effect and interpreted at 5:00 P.M. Central Standard Time on December 28, 1989), without taking into account any shares of Common Stock acquired by any member of the Harris Group subsequent to May 31, 1989 in excess of shares of Common Stock disposed of by members of the Harris Group subsequent to such date. The "Harris Group" means Messrs. Irving B. Harris, Neison Harris, King

Harris, William W. Harris and Sidney Barrows, and their respective spouses, descendants and spouses of descendants, trustees of trusts established for the benefit of such persons, and executors of estates of such persons. Irving B. Harris and Neison Harris are brothers and Sidney Barrows is their brother-in-law. William W. Harris is the son of Irving B. Harris and King Harris is the son of Neison Harris.

So long as the Change of Control Date does not occur prior to the annual meeting (which the Company believes to be a reasonable assumption), at the meeting the holders of Class A Stock voting as a class will be entitled to elect three directors, the holders of Common Stock voting as a class will be entitled to elect nine directors, and the holders of Common Stock will be entitled to one vote per share of Common Stock and the holders of Class A Stock to one-tenth of one vote per share of Class A Stock with respect to any other business as may properly be brought before the meeting.

Under the Company's By-Laws, attendance at the meeting in person or by proxy by the holders of Class A Stock entitled to cast at least a majority of the votes which the Class A Stock is entitled to cast at the meeting is required in order to establish a quorum for the purpose of electing the directors to be elected by the Class A Stock, attendance at the meeting in person or by proxy by the holders of Common Stock entitled to cast at least a majority of the votes which the Common Stock is entitled to cast at the meeting is required in order to establish a quorum for the purpose of electing the directors to be elected by the Common Stock, and attendance at the meeting in person or by proxy by the holders of Common Stock and Class A Stock entitled to cast at least a majority of the votes which such stock is entitled to cast at the meeting on matters other than the election of directors is required in order to establish a quorum for the purpose of considering any other business.

Pursuant to Delaware law, shares entitled to cast votes on a matter at the meeting which are the subject of an ABSTAIN on that matter will be treated for all purposes relevant to that matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against that matter. Shares entitled to cast votes on a matter at the meeting which are the subject of a broker non-vote on that matter will be treated for quorum purposes relevant to that matter as being present at the meeting and entitled to vote but will not be so treated in determining whether a majority or other required percentage of the "shares present and entitled to vote" on that matter has been obtained.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) as of March 27, 1997 of Common Stock and Class A Stock by (a) the persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock or Class A Stock, (b) each director of the Company, (c) each of the executive officers of the Company listed in the Summary Compensation Table, (d) all directors and executive officers of the Company as a group, and (e) the current members of the Harris Group. The information set forth in the table as to directors and executive officers is based upon information furnished to the Company by them in connection with the preparation of this Proxy Statement. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o Pittway Corporation, 200 South Wacker Drive, Suite 700, Chicago, Illinois 60606-5802.

                                                                                                       PERCENT OF
                                                                                                       OUTSTANDING
                                           NUMBER OF     PERCENT OF     NUMBER OF     PERCENT OF        VOTES ON
                                           SHARES OF    OUTSTANDING     SHARES OF     OUTSTANDING     MATTERS OTHER
                                            COMMON       SHARES OF       CLASS A       SHARES OF      THAN ELECTION
                 NAME                      STOCK(1)     COMMON STOCK    STOCK(1)     CLASS A STOCK    OF DIRECTORS
                 ----                      ---------    ------------    ---------    -------------    -------------
William Harris Investors, Inc.(2)(3)...    1,226,150        31.1%       1,781,924        10.5%            24.9%
  2 North LaSalle Street
  Suite 400
  Chicago, Illinois 60602
Mario J. Gabelli et al.(4).............      687,698        17.5        2,765,560        16.2             17.1
  One Corporate Center
  Rye, New York 10580
Janus Capital Corporation(5)...........         None          --        1,267,728         7.4              2.2
  100 Fillmore Street, Suite 300
  Denver, Colorado 80206
First Chicago NBD Corporation(6).......      273,828         7.0          421,300         2.5              5.6
  One First National Plaza
  Chicago, Illinois 60670
Katherine Harris(3)(7).................      423,218        10.7          615,034         3.6              8.6
Roberta Harris(3)(8)...................      200,700         5.1          226,590         1.3              4.0
Jack Polsky(3)(9)......................      441,312        11.2          708,833         4.2              9.1
Boardman Lloyd(3)(8)...................      200,700         5.1          226,590         1.3              4.0
Irving B. Harris(3)(10)................    1,226,150        31.1        1,781,924        10.5             24.9
King Harris(3)(11)(21).................      549,907        14.0          975,026         5.7             11.5
Neison Harris(3)(12)...................      399,416        10.1          712,034         4.2              8.3
Sidney Barrows(3)(13)..................       38,541         1.0           62,821          .4               .8
William W. Harris(3)(14)(16)...........    1,226,150        31.1        1,783,924        10.5             24.9
Eugene L. Barnett(15)(16)..............          600           *            2,978           *                *
Fred Conforti(17)(21)..................        3,900          .1          108,997          .6               .3
E. David Coolidge III(16)..............        1,100           *            9,500          .1                *
Anthony Downs(16)......................        1,650           *            9,189          .1                *
Leo A. Guthart(18)(21).................         None          --          128,461          .8               .2
Jerome Kahn, Jr.(3)(16)(19)............    1,226,150        31.1        1,783,924        10.5             24.9
Sal F. Marino..........................         None          --           92,190          .5               .2
Leo F. Mullin(16)......................          750           *            2,000           *                *
Daniel J. Ramella(20)(21)..............         None          --           39,564          .2               .1
All Directors and Executive Officers of
  the Company as a group
  (18 persons)(21)(22).................    2,089,259        53.0        3,677,398        21.6             43.5
The Current Harris Group(3)............    2,077,989        52.8        3,289,909        19.3             42.7

------------
  * Less than one-tenth of one percent

 (1) Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares.

 (2) The information as to William Harris Investors, Inc. ("WHI") is derived in part from statements, as amended February 3, 1997, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(g) of the Exchange Act. Such statements, together with advice furnished to the Company separately by WHI, disclose that (i) WHI, an investment adviser registered under the Investment Advisers Act of 1940, holds all such shares on behalf, and in terminable discretionary accounts, of Irving
     B. Harris, William W. Harris, Sidney Barrows and certain other members of the Harris Group and Jerome Kahn, Jr., (ii) WHI shares voting power with such persons, and has sole dispositive power, with respect to all such shares, (iii) Irving B. Harris and his children (including William W. Harris) are the sole stockholders of WHI and (iv) Irving B. Harris and Jerome Kahn, Jr. are, respectively, the Chairman and the President of WHI.

 (3) The information as to the Current Harris Group (as defined below), Katherine Harris, Roberta Harris, Jack Polsky, Boardman Lloyd, Irving B. Harris, King Harris, Neison Harris, Sidney Barrows and William W. Harris is derived in part from statements, as amended January 15, 1990, filed with the Commission pursuant to Section 13(d) of the Exchange Act and statements, as amended November 15, 1991, filed with the Commission pursuant to such Section. Such statements were filed on behalf of such persons as well as those other persons and entities who are currently members of the Harris Group beneficially owning, directly or indirectly, shares of Common Stock or Class A Stock (collectively referred to as the "Current Harris Group"). Such statements disclose that, because of the relationships among members of the Current Harris Group, such persons may be deemed to be a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder. Jerome Kahn, Jr. may also be deemed to be a member of any such group. Irving B. Harris, King Harris, Neison Harris, Sidney Barrows, William W. Harris and Jerome Kahn, Jr. may be deemed in control of the Company by reason of beneficial ownership of stock of the Company by themselves and other members of the Current Harris Group and by reason of their positions with the Company and its subsidiaries. The aggregate number of outstanding shares which may be deemed to be beneficially owned by the Current Harris Group includes all the shares shown in this table for WHI, Katherine Harris, Roberta Harris, Jack Polsky, Boardman Lloyd, Irving B. Harris, King Harris, Neison Harris, Sidney Barrows and William W. Harris and the shares referred to in note (6) for First Chicago NBD Corporation. Total excludes duplication of shares within the Current Harris Group. Addition of the shares owned directly by Jerome Kahn, Jr. would not affect the percentages of outstanding shares or outstanding votes shown for the Current Harris Group.

 (4) The information as to Mario J. Gabelli and entities controlled directly or indirectly by Mr. Gabelli is derived from statements, as amended November 8, 1996 and February 28, 1997, filed with the Commission pursuant to
     Section 13(d) of the Exchange Act. Such statements disclose that (i) Mr. Gabelli is the chief investment officer for most of the entities signing such statements and is deemed to have beneficial ownership of the shares beneficially owned by all such entities, (ii) Mr. Gabelli and such entities do not admit that they constitute a group within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder and
     (iii) Mr. Gabelli and such entities have the sole power to vote and dispose of all the shares of which they are beneficial owners (unless the aggregate voting interest of all such entities exceeds 25% of the Company's total voting interest or other special circumstances exist, in which case the proxy voting committees of certain of such entities would have the sole power to vote certain of 280,350 shares of Common Stock and 592,500 shares of Class A Stock) except 6,950 shares of Common Stock and 94,233 shares of Class A Stock as to which they have no voting power.

 (5) The information as to Janus Capital Corporation ("Janus") is derived from a statement, as amended February 10, 1997, filed with the Commission pursuant to Section 13(g) of the Exchange Act. Such statement discloses that (i) Thomas H. Bailey is President and Chairman of the Board of Janus, owns approximately 12.2% of Janus and may be deemed to exercise control over Janus, (ii) Janus is deemed to have beneficial ownership of all 1,267,728 shares, (iii) Janus and Mr. Bailey share voting and dispositive power with respect to such shares, (iv) all such shares are held by managed portfolios to which Janus is an investment advisor or sub-advisor and (v) Mr. Bailey disclaims beneficial ownership of such shares.

 (6) The information as to First Chicago NBD Corporation ("FCN") is derived in part from a statement, as amended February 4, 1997, filed with the Commission pursuant to Section 13(g) of the Exchange Act. Such statement, together with advice furnished to the Company separately by members of the current Harris Group, discloses that FCN is the beneficial owner of 257,843 of such shares of Common Stock and 331,308 of such shares of Class A

     Stock as co-trustee of trusts created by Neison Harris and shares voting and dispositive power with its co-trustees, King Harris and another member of the Current Harris Group.

 (7) Consists of shares held as co-trustee of trusts created by members of the Current Harris Group or as custodian for a member of the Harris Group who is a minor. Ms. Harris shares with other members of the Current Harris Group the power to vote and dispose of 417,382 shares of such Common Stock and 605,524 shares of such Class A Stock.

 (8) Consists of shares held by Ms. Harris and Mr. Lloyd as co-trustees of a trust created by a member of the Current Harris Group. They share with other members of the Current Harris Group the power to vote and dispose of such shares.

 (9) Includes 439,958 shares of Common Stock and 706,627 shares of Class A Stock held as co-trustee of trusts created by members of the Current Harris Group. Mr. Polsky shares with other members of the Current Harris Group the power to vote and dispose of such shares.

(10) Consists of the shares held by WHI (of which Irving B. Harris is a controlling stockholder), certain of which are held by WHI for the account of Mr. Harris or would otherwise be deemed beneficially owned by him without regard to WHI. As set forth in note (2), the voting power of the shares held by WHI is shared by WHI with the respective persons for whose account they are held and WHI has sole dispositive power with respect to such shares.

(11) King Harris shares the power to vote and dispose of 530,754 of such shares of Common Stock and 850,934 of such shares of Class A Stock. Includes 73,911 shares of Class A Stock which Mr. Harris has the right to acquire within 60 days through the exercise of options awarded under the Company's 1990 Stock Awards Plan.

(12) Neison Harris shares the power to vote and dispose of 145,676 of such shares of Common Stock and 427,969 of such shares of Class A Stock. He also shares with another member of the Current Harris Group the power to dispose of, but not vote, an additional 45,750 shares of Common Stock and 58,050 shares of Class A Stock.

(13) Does not include 121,800 shares of Common Stock and 198,534 shares of Class A Stock owned by Mr. Barrows' wife, as to which shares he disclaims beneficial ownership. Includes 13,491 shares of Common Stock and 21,990 shares of Class A Stock held by WHI for the account of Mr. Barrows. As set forth in note (2), the voting power of such shares is shared by WHI with Mr. Barrows and WHI has sole dispositive power with respect to such shares. Mr. Barrows shares the power to vote and dispose of the shares not held by WHI.

(14) Consists of the shares held by WHI (of which William W. Harris is a controlling stockholder), certain of which are held by WHI for the account of Mr. Harris or would otherwise be deemed beneficially owned by him without regard to WHI. As set forth in note (2), the voting power of the shares held by WHI is shared by WHI with the respective persons for whose account they are held and WHI has sole dispositive power with respect to such shares.

(15) Eugene Barnett shares power to vote and dispose of all such shares.

(16) Includes 2,000 shares of Class A Stock which he has the right to acquire within 60 days through the exercise of an option awarded under the Company's 1996 Director Stock Option Plan.

(17) Does not include 9,000 shares of Class A Stock owned by Mr. Conforti's wife, as to which shares he disclaims beneficial ownership. Includes 65,152 shares of Class A Stock as to which he shares voting and dispositive power.

(18) Includes 28,408 shares of Class A Stock as to which Mr. Guthart shares voting and dispositive power.

(19) Consists of the shares held by WHI, with respect to which Mr. Kahn acts as portfolio manager, including 270 shares of Common Stock and 439 shares of Class A Stock owned by Mr. Kahn. As set forth in note (2), the voting power of the shares held by WHI is shared by WHI with the respective persons for whose account they are held and WHI has sole dispositive power with respect to such shares.

(20) Mr. Ramella shares power to vote and dispose of 23,022 of such shares. Includes 16,098 shares of Class A Stock which Mr. Ramella has the right to acquire within 60 days through the exercise of options awarded under the Company's 1990 Stock Awards Plan.

(21) Includes shares of Class A Stock beneficially owned as of December 31, 1996 through participation in the Company's salary reduction plan (such date being the most recent date for which information regarding account balances under such plan is available).

(22) Includes 1,459,245 shares of Common Stock and 2,284,846 shares of Class A Stock as to which voting power is shared other than with directors and executive officers of the Company and 510,906 shares of Common Stock and 940,728 shares of Class A Stock as to which dispositive power is so shared. Includes 193,296 shares of Class A Stock which executive officers of the Company have the right to acquire within 60 days through the exercise of options awarded under the Company's 1990 Stock Awards Plan and 12,000 shares of Class A Stock which non-employee directors of the Company have the right to acquire within 60 days through the exercise of options awarded under the Company's 1996 Director Stock Option Plan. Total excludes duplication of shares within such group.

ELECTION OF DIRECTORS

Twelve directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors have been elected. Three of such directors are to be elected by the Class A Stock voting as a class and the remaining nine directors are to be elected by the Common Stock voting as a class. The directors to be elected by a particular class will be elected by plurality of the votes cast FOR directors of such class. Except to the extent that stockholders voting in a particular class indicate otherwise on their proxies solicited by the Company's Board of Directors relating to such class, the holders of such proxies intend to vote such proxies for the election as directors of the persons named in the following table as nominees for election by such class (all of whom are now serving as directors elected by such class), provided that if any of the nominees for election by such class shall be unable or shall fail to act as such by virtue of an unexpected occurrence, such proxies will be voted for such other person or persons as shall be determined by the holders of such proxies in their discretion or, so long as such action does not conflict with the provisions of the Company's Restated Certificate of Incorporation, as amended, relating to the proportion of directors to be elected by the Class A Stock, the Board of Directors may, in its discretion, reduce the number of directors to be elected.

NOMINEES FOR ELECTION BY THE HOLDERS OF CLASS A STOCK

                                                 DIRECTOR                       PRINCIPAL OCCUPATION
                   NOMINEE                        SINCE      AGE                  AND DIRECTORSHIPS
                   -------                       --------    ---                --------------------
Eugene L. Barnett(A).........................     1980       69     Retired; Consultant (March 1991 to April
                                                                      1993) to, Chairman and Chief Executive
                                                                      Officer (1976 to 1991) of, The Brand
                                                                      Companies, Inc. (specialty contractor);
                                                                      Vice President of the Company (1979 to
                                                                      1993); Director, AptarGroup, Inc.
                                                                      (specialty packaging components
                                                                      manufacturer) and National Service
                                                                      Corporation (specialty contractor)
E. David Coolidge III(A)(N)..................     1994       53     Chief Executive Officer (since January 1996),
                                                                      Managing Partner (1995), Manager, Corporate
                                                                      Finance Department (1977 to 1995) of
                                                                      William Blair & Company L.L.C. (investment
                                                                      banker)
Anthony Downs (A)(C).........................     1971       66     Senior Fellow (since prior to 1991) of
                                                                      Brookings Institution (non-profit social
                                                                      policy research center); Consultant (since
                                                                      1991); Director, Bedford Properties, Inc.
                                                                      (real estate investment trust), General
                                                                      Growth Properties, Inc. (real estate
                                                                      investment trust) and Massachusetts Mutual
                                                                      Life Insurance Corporation (insurance
                                                                      company)

NOMINEES FOR ELECTION BY THE HOLDERS OF COMMON STOCK

                                                 DIRECTOR                       PRINCIPAL OCCUPATION
                   NOMINEE                        SINCE      AGE                  AND DIRECTORSHIPS
                   -------                       --------    ---                --------------------
Sidney Barrows(E)+...........................     1963       78     Of counsel (since January 1994) to,
                                                                      shareholder (prior to 1994) in, law firm of
                                                                      Leonard, Street and Deinard, Minneapolis,
                                                                      Minnesota; Vice Chairman of the Board of
                                                                      the Company (since the Merger); Vice
                                                                      President of the Company (1963 to the
                                                                      Merger); Treasurer of the Company (1974 to
                                                                      the Merger)
Fred Conforti................................      The       55     President of Pittway Systems Technology Group
                                                 Merger*              (division of Pennsylvania Pittway until the
                                                                      Merger, division of the Company since the
                                                                      Merger); Vice President of the Company
                                                                      (since the Merger); Vice President of
                                                                      Pennsylvania Pittway (1977 to the Merger)
Leo A. Guthart(E)............................     1980       59     Chairman and Chief Executive Officer of
                                                                      Pittway Security Group (division of
                                                                      Pennsylvania Pittway until the Merger,
                                                                      division of the Company since the Merger);
                                                                      Vice Chairman of the Board of the Company
                                                                      (since the Merger) and of Pennsylvania
                                                                      Pittway (1984 to the Merger); Director,
                                                                      AptarGroup, Inc. (specialty packaging
                                                                      components manufacturer) and Chairman of
                                                                      the Board and Director, Cylink Corporation
                                                                      (commercial data encryption / wireless
                                                                      communication company); Trustee, Acorn
                                                                      Investment Trust (mutual funds)
Irving B. Harris(E)+.........................     1953       86     Chairman of the Executive Committee of the
                                                                      Company (since the Merger); President of
                                                                      the Company (1964 to the Merger); Chairman
                                                                      of the Executive Committee of Pennsylvania
                                                                      Pittway (1984 to the Merger); Chairman of
                                                                      the Board of Acorn Investment Trust (mutual
                                                                      funds); Director, Teva Pharmaceutical
                                                                      Industries Ltd. (pharmaceutical
                                                                      manufacturer)
King Harris(E)(N)+...........................     1975       53     President and Chief Executive Officer of the
                                                                      Company (since the Merger); President (1984
                                                                      to 1987), President and Chief Executive
                                                                      Officer (1987 to the Merger) of
                                                                      Pennsylvania Pittway; Chairman of the Board
                                                                      and Director, AptarGroup, Inc. (specialty
                                                                      packaging components manufacturer) and
                                                                      Director, Cylink Corporation (commercial
                                                                      data encryption/wireless communication
                                                                      company)

                                                 DIRECTOR                       PRINCIPAL OCCUPATION
                   NOMINEE                        SINCE      AGE                  AND DIRECTORSHIPS
                   -------                       --------    ---                --------------------
Neison Harris(E)+............................     1963       82     Chairman of the Board of the Company (since
                                                                      1974); Chairman of the Board (1984 to the
                                                                      Merger), President (1966 to 1984) of
                                                                      Pennsylvania Pittway
William W. Harris(C)(E)(N)+..................     1975       57     Private Investor; Treasurer (since prior to
                                                                      1991) of KidsPac (political action
                                                                      committee); Director, AptarGroup, Inc.
                                                                      (specialty packaging components
                                                                      manufacturer) and Cylink Corporation
                                                                      (commercial data encryption / wireless
                                                                      communication company)
Jerome Kahn, Jr.(C)..........................     1994       62     President (since October 1996), Vice
                                                                      President (prior to 1991 to October 1996) of
                                                                      William Harris Investors, Inc. (investment
                                                                      advisor); Trustee, Acorn Investment Trust
                                                                      (mutual funds)
Leo F. Mullin(C).............................     1995       54     Vice Chairman (since December 1995) of Unicom
                                                                      Corporation and Commonwealth Edison
                                                                      Company(public utility); President and
                                                                      Chief Operating Officer (November 1993 to
                                                                      1995) of First Chicago Corporation (bank
                                                                      holding company); Chairman, President and
                                                                      Chief Executive Officer (1991 to 1993) of
                                                                      American National Bank and Trust Company of
                                                                      Chicago; Director, Inland Steel Industries,
                                                                      Inc. (steel manufacturer)

------------
(A) Member of Audit Committee
(C) Member of Compensation Committee
(E) Member of Executive Committee
(N) Member of Nominating Committee
 *  Director of Pennsylvania Pittway prior to the Merger
 + Irving B. Harris and Neison Harris are brothers and Sidney Barrows is their brother-in-law. William W. Harris is the son of Irving B. Harris and King Harris is the son of Neison Harris.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company met eight times during 1996.

The Company's Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee.

The Audit Committee reviews and, as it deems appropriate, approves internal accounting and financial controls for the Company and accounting principles and auditing practices and procedures to be employed in preparation and review of financial statements of the Company. The Audit Committee also makes recommendations to the full Board concerning the engagement of independent public accountants to audit the annual financial statements of the Company and its subsidiaries and arranges with such accountants the scope of the audit to be undertaken by such accountants. The current members of the Audit Committee are Eugene L. Barnett (Chairman), E. David Coolidge III and Anthony Downs. During 1996, the Committee met twice.

The Compensation Committee reviews and determines the compensation of executive officers, reviews and makes recommendations to the full Board with respect to salaries, bonuses and deferred compensation of other officers and executives, compensation of directors and management succession, and makes such determinations and performs such other duties as are expressly delegated to it pursuant to the terms of any employee benefit plan of the Company. The Compensation Committee administers the Company's 1990 Stock Awards Plan. The current members of the Compensation Committee are Anthony Downs (Chairman), William W. Harris, Jerome Kahn, Jr. and Leo F. Mullin. During 1996, the Compensation Committee met four times.

The Executive Committee generally meets prior to each regular meeting of the Board of Directors to distill topics and issues to be presented at such meetings. When the full Board is not in session, the Executive Committee may exercise all the powers and authority of the Board of Directors except as limited by law. The current members of the Executive Committee are Irving B. Harris (Chairman), Sidney Barrows, Leo A. Guthart, King Harris, Neison Harris and William W. Harris. During 1996, the Executive Committee met six times.

The Nominating Committee, as it deems appropriate, makes recommendations to the full Board with respect to the size and composition of the Board and its committees and with respect to nominees for election as directors. The current members of the Nominating Committee are William W. Harris (Chairman), E. David Coolidge III and King Harris. During 1996, the Nominating Committee did not meet; it determined its recommendations with respect to nominees for election as directors at the 1997 annual meeting at a meeting held during 1997. The Nominating Committee will consider suggestions regarding candidates for election to the Board submitted by stockholders in writing to the Secretary of the Company. With regard to the 1998 annual meeting of stockholders, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for such annual meeting must be received as described below under the heading "Stockholder Proposals for the 1998 Annual Meeting."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1996, Anthony Downs, William W. Harris, Jerome Kahn, Jr. and Leo F. Mullin were the members of the Compensation Committee.

Pulbrook Associates ("Pulbrook"), a limited partnership of which Irving B. Harris owns 58.7% as a limited partner and a corporation owned by a trust of which William W. Harris is a trustee owns 1.3% as the general partner, was indebted to the Company during 1996 pursuant to an amortizing 8% mortgage note in the original principal amount of $193,000 delivered in November 1993 in connection with Pulbrook's purchase of a National Pride car care center from the Company. The largest outstanding note balance during 1996 (on January 1, 1996) was $182,216. The balance as of March 27, 1997 was $171,737.

EXECUTIVE OFFICERS

All officers of the Company are elected each year by the Board of Directors at its annual organization meeting in May. In addition to Sidney Barrows, Fred Conforti, Leo A. Guthart, Irving B. Harris, King Harris and Neison Harris, information with respect to whom is set forth above, the executive officers of the Company include the following:

     Paul R. Gauvreau, 57, Financial Vice President and Treasurer of the Company since the Merger, Financial Vice President of Pennsylvania Pittway from 1979 to the Merger, Treasurer of Pennsylvania Pittway from 1972 to the Merger.

     Thomas L. Kemp, 45, Chairman and Chief Executive Officer since September 1996 of Penton Publishing, Inc. (subsidiary of the Company), President and Chief Operating Officer from January 1996 to August 1996, Executive Vice President from 1994 to 1996, and Senior Vice President, Business and Special Interest division from 1992 to 1994 of Miller Freeman, Inc. (business magazine publisher and exhibition manager), Vice President of the Company since September 1996.

     Daniel J. Ramella, 45, President and Chief Operating Officer since 1990, Senior Vice President Publishing from 1989 to 1990, and Magazine Publisher prior thereto, of Penton Publishing, Inc. (subsidiary of the Company), Vice President of the Company since 1991.

     Edward J. Schwartz, 55, Vice President of the Company since the Merger, Vice President-Finance of the Company from 1979 to the Merger, Vice President of Pennsylvania Pittway from 1987 to the Merger.

     Philip V. McCanna, 50, Controller of the Company since 1995, Director of Financial Reporting of the Company from 1989 to 1995, Controller of The Brand Companies, Inc. (specialty contractor) from 1984 to 1989.

     James F. Vondrak, 52, Secretary of the Company since 1995, Group Controller of Pittway Systems Technology Group (division of the Company) since 1994, Controller of System Sensor (division of the Company) from the Merger to 1994.

COMPENSATION

BOARD COMPENSATION

Compensation to non-officer directors is paid at the rate of $2,500 per quarter plus $3,000 for each Board meeting attended in person, $1,000 for each Board meeting attended by telephone and $1,000 for each committee meeting attended, except that $250 is paid for attending a committee meeting held on the same day as a Board meeting. The Chairman of the Audit Committee is paid an additional $2,000 per year. Officer directors are not separately compensated for serving as directors.

Under the Company's 1996 Director Stock Option Plan, on the third trading date after the annual meeting held in each of the years 1996, 1997, 1998 and 1999, each director of the Company who is not then an employee of the Company or any of its subsidiaries and who has not previously been awarded an option under the Plan is automatically awarded a non-qualified stock option to purchase shares of Class A Stock at the market value on the date of the award (4,000 shares in the case of each option granted in 1996; and 3,000, 2,000 and 1,000 shares in the case of each option to be granted in 1997, 1998 and 1999, respectively). Each option is exercisable six months after its award as to 1,000 shares and, provided the optionee is still a director of the Company and is not an employee of the Company or any of its subsidiaries, becomes exercisable as to an additional 1,000 shares on each anniversary of its award. Each option has a term of ten years, but, if earlier, will expire five years after the optionee ceases to be a member of the Board for any reason. A maximum of 30,000 shares of Class A Stock (subject to adjustment) may be subject to options under the Plan. In 1996, each of Messrs. Barnett, Coolidge, Downs, W. Harris, Kahn and Mullin was awarded an option to purchase 4,000 shares at an exercise price of $47.50.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the President and Chief Executive Officer of the Company (who served as such throughout 1996) and for each of the Company's four most highly compensated other executive officers serving at the end of 1996. No other person who served as an executive officer of the Company at any time during 1996 had 1996 compensation in excess of the 1996 compensation of any of the executive officers named in the table.

                                                                            LONG-TERM COMPENSATION
                                                                      -----------------------------------
                                                                               AWARDS             PAYOUTS
                                                                      -------------------------   -------
                                                      ANNUAL          RESTRICTED    SECURITIES
                                                   COMPENSATION         STOCK       UNDERLYING     LTIP
                                                -------------------     AWARDS     OPTIONS/SARS   PAYOUTS    ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR    SALARY    BONUS(1)   ($)(1)(2)    (#)(1)(3)(4)     (5)     COMPENSATION
---------------------------------------  ----   --------   --------   ----------   ------------   -------   ------------
King Harris, President and               1996   $550,000   $500,000    $250,000       19,500                  $  4,946(6)
Chief Executive Officer                  1995    525,000                              40,050                     5,077
                                         1994    500,000   200,000                    36,862                     5,256
Fred Conforti, President of              1996    425,000                150,000       18,907                     4,590(7)
Pittway Systems Technology Group         1995    375,000                125,000       25,950                     5,077
(division of the Company)                1994    360,000                100,014       29,395                     5,256
Leo A. Guthart, Chairman and Chief       1996    425,000   450,000                    13,000                     4,612(8)
Executive Officer of Ademco Security     1995    375,000   350,000                    19,500      $30,000        5,077
Group (division of the Company)          1994    355,000   300,000                    19,317                     4,779
Sal F. Marino, Chairman and Chief        1996    350,000   330,000                    12,000                   130,145(9)
Executive Officer of Penton Publishing,  1995    330,000                              19,200      95,000       106,169
Inc. (subsidiary of the Company)         1994    315,000                              10,822                    98,402
Daniel J. Ramella, President and Chief   1996    315,000   150,000      100,000        7,000                     4,852(10)
Operating Officer of Penton Publishing,  1995    300,000   115,000      100,000       10,500      75,000         3,534
Inc. (subsidiary of the Company)         1994    285,000   115,000      100,014                                  2,768

------------
 (1) All of the restricted stock awards, a SAR for 5,607 shares awarded for 1996 to F. Conforti and the following SARs awarded for 1995 and 1994 were awarded in lieu of bonuses or portions of bonuses that would otherwise have been paid in cash: K. Harris, 10,800 and 7,594 shares, respectively; F. Conforti, 6,000 and 9,493 shares, respectively; and S. Marino, 7,200 and 10,822 shares, respectively.

 (2) The restricted stock awards shown for 1996 were awarded in 1997 and thus were not outstanding at the end of 1996. The other restricted stock awards shown remained outstanding in full at the end of 1996. The aggregate value of the 23,950 shares of Class A Stock subject to such other awards and to the one other restricted stock award held by a named executive officer that remained outstanding at the end of 1996 was then $1,281,325. Each award shown was a Performance Shares Award scheduled to vest in equal pro rata installments over the five years subsequent to its grant. Under the terms of each award, no shares are distributable until vesting of such award in full or earlier termination of employment, and at the time shares are distributed an amount is payable equal to the normal quarterly dividends which would have been paid on such shares had such shares been issued on the date such award was granted.

 (3) Includes a SAR awarded for 1996 in 1997 (and thus not shown in the following sections titled "Option/SAR Grants During Year" and "Option/SAR Exercises and Year-End Values") to F. Conforti for 5,607 shares. The SAR was a Bonus Shares Award vested in full upon grant. Under the terms of the SAR, following a date approximately three years after the date of grant (or following the date of any earlier termination of employment), an amount is payable equal to the fair market value of the shares on such date plus the normal quarterly dividends which would have been paid on such shares had such shares been issued on the date such SAR was granted. The Compensation Committee may, in its sole discretion, determine to pay the fair market value of the shares in shares of Class A Stock rather than in cash.

 (4) Adjusted as appropriate to reflect the Company's 3-for-2 stock split in 1996.

 (5) Consists of amounts paid under incentive plans established in 1992 based on the improvement of profitability and return on equity between 1992 and 1994 for their respective businesses.

 (6) Consists of $4,500 annual matching Company contributions during the year to the Company's salary reduction plan and $446 for term life insurance provided by the Company during the year.

 (7) Consists of $4,144 annual matching Company contributions during the year to the Company's salary reduction plan and $446 for term life insurance provided by the Company during the year.

 (8) Consists of $4,500 annual matching Company contributions during the year to the Company salary reduction plan and $112 for term life insurance provided by the Company during the year.

 (9) Consists of $3,047 annual matching Company contributions during the year to the Company's salary reduction plan, $45 for term life insurance provided by the Company during the year, and $127,053 required minimum distributions paid during the year from the Company's salary reduction plan and a Company retirement plan. Mr. Marino retired from the Company on December 31, 1996. The amount shown does not include the present value equivalent amount paid to him in connection with his retirement described below under the heading "Employment Agreements" nor the lump sum distribution and distribution in kind elected by him in connection with his retirement pursuant to the terms of a Company retirement plan and the Company's salary reduction plan. In connection with Mr. Marino's retirement, a subsidiary of the Company entered into a consulting arrangement with him under which he will receive $100,000 per year for up to five years and will be provided with office space and support and reimbursement of certain club dues (having a value of approximately $11,000 per year) for five years.

(10) Consists of $4,406 annual matching Company contributions during the year to the Company's salary reduction plan and $446 for term life insurance provided by the Company during the year.

OPTION/SAR GRANTS DURING YEAR

The following table sets forth information with respect to options and stock appreciation rights ("SARs") granted during 1996 to executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                            ---------------------------------------------------------------       VALUE AT ASSUMED
                              NUMBER OF       % OF TOTAL                                       ANNUAL RATES OF STOCK
                             SECURITIES      OPTIONS/SARS                                        PRICE APPRECIATION
                             UNDERLYING       GRANTED TO                                         FOR OPTION TERM(4)
                            OPTIONS/SARS     EMPLOYEES IN    EXERCISE OR BASE    EXPIRATION    ----------------------
          NAME              GRANTED(#)(1)    FISCAL YEAR      PRICE($/SH)(1)        DATE        5%($)        10%($)
          ----              -------------    ------------    ----------------    ----------    --------    ----------
King Harris(2)..........        19,500           7.8              $43.25          3/10/06       530,394     1,344,123
King Harris(3)..........        10,800           4.3                   0          1/21/99       520,973       598,998
Fred Conforti(2)........        13,300           5.3               43.25          3/10/06       361,756       916,761
Fred Conforti(3)........         6,000           2.4                   0          1/21/99       289,429       332,777
Leo A. Guthart(2).......        13,000           5.2               43.25          3/10/06       353,596       896,082
Sal F. Marino(2)........        12,000           4.8               43.25          3/31/97        25,950        51,900
Sal F. Marino(3)........         7,200           2.9                   0          1/21/99       347,315       399,332
Daniel J. Ramella(2)....         7,000           2.8               43.25          3/10/06       190,398       482,506

------------
(1) Adjusted as appropriate to reflect the Company's 3-for-2 stock split in 1996.

(2) Consists of non-qualified options to purchase Class A Stock granted under the Company's 1990 Stock Awards Plan at exercise prices equal to the market prices on the dates of grant. Each option becomes exercisable on the third anniversary of the date of grant, subject to acceleration in the event of earlier termination of employment (full acceleration if earlier termination is on account of death, permanent disability or retirement upon or after reaching age sixty-five; partial acceleration in increments of 33 1/3% each year commencing one year after the date of grant if termination is for any other reason other than for "cause").

(3) Consists of SARs with respect to Class A Stock awarded under the Company's 1990 Stock Awards Plan (in lieu of bonuses or portions of bonuses that would otherwise have been paid in cash) at reference prices of zero dollars and fully vested at grant. Under the terms of each SAR, following a date approximately three years after the date of grant (or following the date of any earlier termination of employment), an amount is payable equal to the fair market value of the shares on such date plus the normal quarterly dividends which would have been paid on such shares had such shares been issued on the date such SAR was granted. The Compensation Committee may, in its sole discretion, determine to pay the fair market value of the shares in shares of Class A Stock rather than in cash.

(4) The assumed annual rates of appreciation in the price of Class A Stock are in accordance with rules of the Securities and Exchange Commission and are not predictions of future market prices of the Class A Stock nor of the actual values the named executive officers will realize. In order for such annual rates of appreciation to be realized over the 3-year term of the SARs, the market price of Class A Stock would have to remain at or above $48.24/share (5%) or increase to $55.46/share (10%) at the end of that term. In order for such annual rates of appreciation to be realized over the 10-year term of the options, the market price of Class A Stock would have to increase to $70.45/share (5%) or $112.18/share (10%) during that term. In such events, and assuming corresponding annual rates of increase for the market price of Common Stock, the market value of all currently outstanding shares of Common Stock and Class A Stock would have increased by approximately $138,000,000 (5%) or $289,000,000 (10%) during that 3-year term and by approximately $570,000,000 (5%) or $1,445,000,000 (10%) during that 10-year term.

OPTION/SAR EXERCISES AND YEAR-END VALUES

The following table sets forth information with respect to exercises of options and SARs during 1996 by the executive officers named in the Summary Compensation Table and the values of unexercised options and SARs held by them as of December 31, 1996.

     AGGREGATED OPTION/SAR EXERCISES IN 1996 AND YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED          VALUE OF UNEXERCISABLE
                                                              OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/
                            SHARES                             YEAR-END(#)(1)               SARS AT YEAR-END($)
                          ACQUIRED ON       VALUE       ----------------------------    ----------------------------
         NAME             EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         ----             -----------    -----------    -----------    -------------    -----------    -------------
King Harris...........           0       $        0       73,240          78,018        $3,020,653      $1,784,800
Fred Conforti.........           0                0       19,902          53,152           724,765       1,215,487
Leo A. Guthart........           0                0       19,317          51,817           703,461       1,050,669
Sal F. Marino.........           0                0       24,000               0           407,000               0
Daniel J. Ramella.....      35,670        1,465,608       16,098          17,500           586,236         320,250

------------
(1) Adjusted as appropriate to reflect the Company's 3-for-2 stock split in 1996.

EMPLOYMENT AGREEMENTS

An employment agreement between a subsidiary of the Company and Mr. Marino provided for a minimum annual salary of $350,000 during 1996 and for payment to him of $500,000 (or payment to his estate of a reduced amount) in installments over a period of 60 months after termination of employment. In connection with his retirement from the Company on December 31, 1996, the subsidiary paid Mr. Marino the present value equivalent of such installments.

Employment agreements between the Company and K. Harris and L. Guthart provide for minimum annual salaries of $550,000 and $425,000, respectively, supplementary insurance coverage (or its cash equivalent) and participation in the Company's supplemental executive retirement plan effective January 1, 1995. The agreements are for terms expiring December 31, 1999 and 2001, respectively. Each agreement renews automatically at the end of each year for an additional year (or until age 65, if earlier) unless either party thereto elects otherwise, but may be terminated by the executive officer on 180 days' notice (with forfeiture of supplemental retirement benefits). Each agreement includes non-competition, non-solicitation and confidentiality obligations on the part of the executive officer which survive its termination.

PLANS AND ARRANGEMENTS

In the descriptions of plans and arrangements which follow, and in the descriptions elsewhere in this Proxy Statement of outstanding restricted stock awards, options and SARs, references are made to shares of Class A Stock. If the Change of Control Date (as defined in the Company's Restated Certificate of Incorporation, as amended) should occur, the Class A Stock will change into Common Stock on a share-for-share basis. In the event of any such change, references to Class A Stock in such descriptions should be understood to refer to Common Stock.

Salary Reduction Plan

Under the Company's salary reduction plan (which was originated by Pennsylvania Pittway and assumed by the Company in connection with the Merger), eligible covered employees of the Company and its subsidiaries may elect to have a portion of their "earnings" (total cash compensation less certain items) contributed to the plan by their employers, and their employers match such contributions with specified percentages thereof. The percentages vary as between separate groups of covered employees and are determined from time to time by their employers. For 1996, such percentages ranged from .6% to 3.0% of eligible covered employees' "earnings." Contributions and matches are invested in one or more investment funds selected by the employees from among those available under the plan. Such funds include a fund which invests solely in Class A Stock. Salary reduction contributions vest immediately. Subject to acceleration in the event of termination of employment upon retirement after age 65 or on account of death or disability, employer matching contributions vest on a cumulative basis of 20% per year of credited service under the plan. Vested contributions (after any earnings or losses from the investment thereof) are distributed in a lump sum or installments following termination of employment, but account balances may under certain circumstances and subject to certain conditions be withdrawn or borrowed earlier.

Retirement Plans

The Company and its subsidiaries have tax-qualified retirement plans covering all domestic salaried employees, and certain domestic hourly employees, after three months of service. The plans are fully paid for by the Company, and employees become fully vested after five years of service. The annual benefit payable to an employee under the plans upon retirement, computed as a straight life annuity amount, equals the sum of the separate amounts the employee accrues for each of his years of service under the plans plus certain increases put into effect prior to 1996. Such separate amounts are determined as follows: for each year through 1988, 1.2% of such year's compensation up to the Social Security wage base for such year and 1.8% (2.0% for years after 1986) of such year's compensation above such wage base; for each year after 1988 through the year in which the employee reaches thirty-five years of service, 1.2% of such year's "covered compensation" and 1.85% of such year's compensation above such "covered compensation"; and for each year thereafter, 1.2% of such year's compensation. The employee's compensation under the plans for any year includes all salary (before any election under the Company's salary reduction plan or cafeteria plan), commissions and overtime pay and, beginning in 1989, bonuses (in the case of each executive officer named in the Summary Compensation Table, the equivalent of the sum of the amounts set forth for such executive officer for such year in the Annual Compensation and LTIP Payout columns of such Table and the amount taxable to such executive officer during such year related to options and SARs awarded pursuant to the Company's 1990 Stock Awards Plan); subject to such year's limit applicable to tax-qualified retirement plans ($160,000 for 1997 and, currently, for each year thereafter). The employee's "covered compensation" under the plans for any year is generally the average, computed such year, of the Social Security wage bases for each of the thirty-five years preceding the employee's Social Security retirement age, assuming that such year's Social Security wage base will not change in the future. Normal retirement age under the plans is age 65, and reduced benefits are available as early as age 55. Benefits are not subject to reduction for Social Security benefits or other offset amounts. Estimated annual benefits payable under the plans upon retirement at normal retirement age for the following persons (assuming 1997 and future compensation at the $160,000 limit currently applicable and that covered compensation remains constant; but without regard to the formula limitation on annual benefits imposed on tax-qualified retirement plans, currently $125,000) are: K. Harris, $119,731; F. Conforti, $106,925; L. Guthart, $130,100; and D.
Ramella, $88,145.

Upon his retirement from the Company on December 31, 1996, S. Marino became entitled to an annual pension of $70,214.

Supplemental Executive Retirement Plan

Three executive officers of the Company and four other employees of the Company or a subsidiary participate in the Company's supplemental executive retirement plan, which is not tax-qualified. The annual benefit payable to a participant under the plan at age 65, computed as a straight life annuity amount, equals the sum of the separate amounts the participant accrues for each of his years of service during or after 1995 (or, in the case of one executive officer, September 3, 1996). The separate amount for each such year is 1.85% of that portion of the participant's salary and annual discretionary cash bonus, if any, for such year (before any election under the Company's salary reduction plan, and including any portion of such bonus taken in the form of Performance Shares Awards) in excess of $150,000 (or any higher limit applicable that year to tax-qualified retirement plans) but less than $300,000. Benefits are not subject to reduction for Social Security benefits or other offset amounts. Accrued benefits are subject to forfeiture in certain events. Estimated annual benefits payable under the plan upon retirement at age 65 for the following persons (assuming 1997 and future annual salary and discretionary cash bonus of not less than $300,000 for each of them and that the $160,000 limit applicable in 1997 remains constant) are: K. Harris, $37,678; and L. Guthart, $23,218.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") makes salary, bonus and long-term incentive plan decisions with respect to all of the Company's executive officers, in the case of salary decisions regarding certain of such executive officers subject to the provisions of their employment agreements.

In making such decisions, a primary goal, subject to the Company's performance being adequate to support it, is that the compensation paid to the Company's executive officers remain competitive. While the Committee is mindful of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the loss of deductibility for federal income tax purposes of certain remuneration of a covered executive officer in excess of $1,000,000 during 1994 or any subsequent year, the Committee does not base decisions primarily on preserving such deductibility.

The Committee's policies applicable to compensation of the Company's executive officers other than its chief executive officer for 1996 were as follows:

SALARY

The Committee obtained from an outside compensation specialist a detailed report regarding salaries being paid to top level executives in companies of roughly the same size and in the same type of business as that of the Company executive. In the case of Mr. Conforti and Mr. Guthart, salary information from 42 companies in the electronic/electrical equipment field was used to generate comparative information. In the case of Mr. Marino and Mr. Ramella, 73 companies in the media industry, including four direct competitors, were used as sources of data. In the case of Corporate Office executives, salary information from both electronic/electrical equipment companies and durable goods manufacturers was used.

Only three of the companies included in the report had their performance reflected in the Value Line Electronics Industry Index used in the Performance Graph which follows this Report. The Committee does not know whether any of the companies included in the report had its performance reflected in the Wilshire 5000 Index used in such Performance Graph. Because nearly all of the Company's major direct competitors are either divisions of larger diversified companies or privately held, those competitors generally are not included in either the outside compensation specialist's report or such indices. The Committee believes that the electronic/electrical equipment companies included in the outside compensation specialist's report are, as a group, as comparable to the companies included in the Value Line Electronics Industry Index as any other group of companies for which compensation information was available to the Committee.

The report specifically identified salaries at the 50th, 75th and 90th percentiles of the ranges of salaries surveyed. It also showed pay differentials between presidents and chief executive officers (CEOs) of free-standing companies and presidents and CEOs of division-based companies. The Committee tended to focus on salaries paid in free-standing companies for two reasons. First, Company businesses are given a high degree of autonomy and effectively run as free-standing companies. Second, Company executives are likely targets of management recruiters from free-standing competitors of the Company.

The Committee also reviewed published compensation information from four publicly held companies in the alarm equipment business. While these companies are smaller than the Company's major alarm divisions, they still are indicative of what competitive firms are paying in the alarm industry. Similar information regarding compensation in the trade publishing industry was not readily available.

As for salary policy in general, the Committee aimed at setting salaries somewhere between the 50th and 75th percentile of the salary ranges reported by the outside compensation specialist.

BONUS

The Committee used the same outside compensation specialist to determine the ranges of total cash compensation (i.e., salaries plus bonuses) being offered by "comparable" companies in the electronic/electrical equipment, trade publishing, and durable goods manufacturing industries. As was the case with salary information supplied by the specialist, the Committee focused on total cash compensation being given in the 50th to 75th percentile range because it felt that this range was appropriate for an executive doing a good job in a business performing well. Using the ranges as a guide, the Committee awarded bonuses which were related to general management performance and, in the case of executives other than Corporate Office executives, the following criteria with regard to their respective businesses:

1. The accomplishment of yearly goals and objectives

2. Growth in pre-tax profit

3. The overall level of pre-tax profit compared to other Company businesses

4. Return on equity

For 1996, bonuses for executive officers ranged from 50% to 136% of their base salaries and total cash compensation ranged between the 33rd and 94th percentile of the ranges for free-standing companies reported by the outside compensation specialist.

No set formula was used to determine total cash compensation because the Committee believed that annual formulas, used alone, are too rigid and lead to pay distortions on a year-to-year basis. In the case of executives other than Corporate Office executives, the Committee gave the greatest weight, however, to growth in pre-tax profit and return on equity. Each of such executives accomplished the goals set for him as to those criteria.

The restricted stock awards (Performance Shares Awards) and one SAR (Bonus Shares Award) for 1996 shown in the Summary Compensation Table, as well as Bonus Shares Awards for 1996 made to three other executive officers, were made in lieu of bonuses or portions of bonuses which would otherwise have been paid in cash.

STOCK OPTION AND STOCK APPRECIATION RIGHT (SAR) PROGRAM

In 1993, the Committee established a ten-year Stock Option and Stock Appreciation Right (SAR) Program to more closely tie the financial interests of managers with those of stockholders. In 1996, 213,350 stock options were granted to 88 top and middle managers, including all five executive officers named in the Summary Compensation Table. The exercise price of the options was the market price of the Company's Class A Stock on the date of the grant.

The Program was designed by the Company's outside compensation specialist, who patterned it after programs used by many other companies of the Company's size. The Committee intends, subject to continuing improvement in the Company's profits, that over the ten-year period stock options and SARs equivalent to approximately 10% of the Company's outstanding shares will be awarded. According to the outside compensation specialist, the 10% target represents the median for companies of the Company's size.

The combined total of stock options and SARs granted under the Program through 1996 -- 1,017,698 (as adjusted) -- represents approximately 4.9% of the Company's outstanding Common and Class A Stock. The Committee intended that the initial option and SAR grants in 1993 be somewhat larger than normal as a way of giving added incentive to the executives participating.

The specific stock option grants given in 1996 were allocated among executives on the basis of their positions and levels of responsibility. The numbers and values of options and SARs already held by the executives were not a factor in the allocation.

The Bonus Shares Awards for 1996, SARs which were awarded in lieu of bonuses or portions of bonuses which would otherwise have been paid in cash, were not part of the Program.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee obtained from an outside compensation specialist a detailed report regarding compensation being paid to Presidents and CEOs of a broad range of electronic/electrical equipment and durable goods manufacturers of roughly the same size as the Company. The report specifically identified in dollar terms the 50th, 75th and 90th percentile of base salary, total cash compensation (base salary plus cash bonus) and total compensation (including stock options and other consideration) being paid to these comparable Presidents and CEOs. Mr. Harris's base salary was at the 49th percentile of compensation reported. Of his cash bonus (including restricted stock awards awarded in lieu of a portion of cash bonus), 53% was determined based on the 1996 increase in the Company's net operating income pursuant to a formula set by the Compensation Committee during the first 90 days of 1996 and the remainder was discretionary. Mr. Harris's total cash compensation and total compensation were, respectively, at the 68th and 80th percentiles of compensation reported. The Committee felt Mr. Harris's compensation was appropriate given the Company's outstanding growth in earnings and return on equity during the year.

EMPLOYMENT AGREEMENT WITH T. KEMP

In 1996, the Committee approved an employment agreement with T. Kemp in connection with his becoming employed by Penton Publishing, Inc., a subsidiary of the Company, on September 3, 1996 as its Chief Executive Officer and thereby becoming an executive officer of the Company. The agreement included provision for initial options to purchase Class A Stock and certain other signing-related compensation. On an ongoing basis, the agreement provides for a minimum annual salary of $400,000, supplementary insurance coverage, participation in the Company's supplemental executive retirement plan effective September 3, 1996 and the payment of accrued but unvested pension plan and salary reduction plan benefits in the event of termination of employment prior to full vesting. The agreement is for a term of three years, and renews automatically at the end of each year for an additional year (or until age 65, if earlier) unless either party thereto elects otherwise, but may be terminated by Mr. Kemp on 120 days' notice (with forfeiture of supplemental retirement benefits). The agreement includes non-competition, non-solicitation and confidentiality obligations on the part of Mr. Kemp which survive its termination.

                                       Compensation Committee

                                       Anthony Downs, Chairman
                                       William W. Harris,
                                       Jerome Kahn, Jr.
                                       Leo F. Mullin

PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in cumulative total shareholder return, assuming reinvestment of dividends into additional shares of the stock on which paid, for the Company's Common Stock and Class A Stock with a broad stock market index (Wilshire 5000 Index), an industry index (Value Line Electronics Industry Index), and, through 1992, an industry index previously used in the Company's proxy statements (Value Line Diversified Industry Index). The Company believes that the Value Line Electronics Industry Index represents a better comparison for periods since the spin off of AptarGroup, Inc. on April 22, 1993 (the "Spinoff"), because the majority of the Company's sales, earnings and assets since the Spinoff have come from the electronics-related Alarms and Other Security Products segment of its business.

                Comparison of Five Year Cumulative Total Return
    Pittway Corporation Common Stock and Class A Stock, Wilshire 5000 Index, Value Line Electronics Industry Index and (through 1992) Value Line Diversified
                                 Industry Index


                    1991    1992    1993    1994    1995    1996
                    ----    ----    ----    ----    ----    ----
Pittway Common *     100     117     215     250     428     507
Pittway Class A *    100     122     239     302     514     613
VL Electronics       100     120     153     177     197     228
Wilshire 5000        100     109     121     121     165     200
VL Diversified       100     118

* For periods subsequent to the Spinoff, (A) total return on the Common Stock was computed assuming that the share of AptarGroup, Inc. common stock distributed for each share of Common Stock was reinvested in Common Stock on that date, and (B) total return on Class A Stock was computed assuming that the share of AptarGroup, Inc. common stock distributed for each share of Class A Stock was reinvested in Class A Stock on that date.


CERTAIN TRANSACTIONS

During 1996, a limited partnership in which Irving B. Harris and William W. Harris have interests was indebted to the Company. See "Compensation Committee Interlocks and Insider Participation."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company during or with respect to 1996 by persons who were, at any time during 1996, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Common Stock or Class A Stock, the only such person who failed to file on a timely basis any report required by such Section during 1996 was Thomas L. Kemp, whose Form 3 reporting his holdings of Company stock as of the date he became an executive officer of the Company was filed late.

ANNUAL REPORT

The Company's annual report for the year ended December 31, 1996 has been mailed separately to stockholders prior to the mailing of this proxy statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not to be deemed a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

Any stockholder proposal to be considered for inclusion in proxy material for the Company's annual meeting of stockholders in May 1998 must be received at the principal executive offices of the Company no later than December 5, 1997.

PROXY SOLICITATION

Proxies will be solicited by mail. Proxies may also be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for their expenses in doing so.

The entire cost of solicitation will be borne by the Company.

OTHER MATTERS

Price Waterhouse LLP, who served as auditors for the year ended December 31, 1996, have been selected by the Board, upon recommendation of the Audit Committee, to audit the consolidated financial statements of the Company for the year ending December 31, 1997. It is expected that a representative of Price Waterhouse LLP will attend the annual meeting, with the opportunity to make a statement if he should so desire, and will be available to respond to appropriate questions.

The management does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

                                       By Order of the Board of Directors

                                       JAMES F. VONDRAK
                                       Secretary

Chicago, Illinois
April 4, 1997

COMMON STOCK                                                             PROXY


                             PITTWAY CORPORATION
         This Proxy is solicited on behalf of the Board of Directors for the annual meeting of stockholders to be held on May 9, 1997


        Neison Harris, King Harris, and James F. Vondrak (each with full power of substitution) are hereby authorized to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Pittway Corporation to be held on May 9, 1997, and at any adjournment thereof, as follows on the reverse side and below. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                (Continued and to be signed on reverse side.)

                             PITTWAY CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                                                 Withhold For all
1. Election of Directors -                                   For Authority Except
Nominees:  S. Barrows, F. Conforti, L. Guthart, I. Harris,
K. Harris, N. Harris, W. Harris, J. Kahn, Jr. and L. Mullin
                                                                                 ---------------------------------------------------
                                                                                 (INSTRUCTION: To withhold authority to vote for any
                                                                                 individual nominee, write that nominee's name in
                                                                                 the space provided above.)
2. In their discretion, upon such other business as may
properly be brought before the meeting
                                                                                           The undersigned acknowledges receipt of
                                                                                           the Notice of Annual Meeting of
                                                                                           Stockholders and of the Proxy Statement.
                                                                                           Dated:                            , 1997
                                                                                                  ---------------------------

                                                                                           Signature(s)
                                                                                                        ----------------------------

                                                                                           -----------------------------------------
                                                                                           IMPORTANT:  Please sign exactly as your
                                                                                           name or names appear on the left.  Joint
                                                                                           owners should each sign personally.  If
                                                                                           you sign as agent, or in any other
                                                                                           representative capacity, please state the
                                                                                           capacity in which you sign.

CLASS A STOCK                                                             PROXY


                             PITTWAY CORPORATION
         This Proxy is solicited on behalf of the Board of Directors for the annual meeting of stockholders to be held on May 9, 1997


        Neison Harris, King Harris, and James F. Vondrak (each with full power of substitution) are hereby authorized to vote all the shares of Class A Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of Pittway Corporation to be held on May 9, 1997, and at any adjournment thereof, as follows on the reverse side and below. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                (Continued and to be signed on reverse side.)

                             PITTWAY CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


1. Election of Directors -                                     Withhold For all
Nominees:  E. Barnett, E.D. Coolidge III and A. Downs     For Authority Except
                                                                                 ---------------------------------------------------
                                                                                 (INSTRUCTION: To withhold authority to vote for any
                                                                                 individual nominee, write that nominee's name in
                                                                                 the space provided above.)
2. In their discretion, upon such other business as may
properly be brought before the meeting
                                                                                           The undersigned acknowledges receipt of
                                                                                           the Notice of Annual Meeting of
                                                                                           Stockholders and of the Proxy Statement.
                                                                                           Dated:                            , 1997
                                                                                                  ---------------------------

                                                                                           Signature(s)
                                                                                                        ----------------------------

                                                                                           -----------------------------------------
                                                                                           IMPORTANT:  Please sign exactly as your
                                                                                           name or names appear on the left.  Joint
                                                                                           owners should each sign personally.  If
                                                                                           you sign as agent, or in any other
                                                                                           representative capacity, please state the
                                                                                           capacity in which you sign.
